UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

Ubiquiti Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35300	32-0097377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 Orchard Pkwy

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 942-3085

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2013, Ubiquiti Networks, Inc. (the “Company”) announced the appointment of Craig Foster as its Chief Financial Officer, effective March 4, 2013 (the “Effective Date”). From June 2012 to February 2013, Mr. Foster, age 42, served as Director in the technology infrastructure and software group of Credit Suisse Securities (USA) LLC, an investment bank. From August 2007 to June 2012, Mr. Foster most recently served as an Executive Director and co-head of the software group of UBS Securities LLC, an investment bank. Mr. Foster holds an M.B.A. in Finance from the Wharton School of Business and a B.A. in Economics from the University of California, San Diego.

Effective as of March 4, 2013 the Company entered into an Executive Employment Agreement with Mr. Foster (the “Employment Agreement”), pursuant to which Mr. Foster is eligible to receive an annual base salary of $330,000 and an annual incentive bonus under the Company’s management bonus plan with a target amount of up to 50% of his annual base salary, based on Company and individual performance. For the Company’s fiscal year ending June 30, 2013, Mr. Foster will be eligible to receive a pro-rated bonus for the period of service beginning on the Effective Date through June 30, 2013. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the Executive Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with Mr. Foster’s appointment as Chief Financial Officer, Mr. Foster received a grant of 110,000 restricted stock units under the Company’s Amended and Restated 2010 Equity Incentive Plan (the “Plan”), 25% of which are scheduled to vest on each anniversary of the Effective Date, subject to Mr. Foster’s continued employment with the Company. Additionally, Mr. Foster received an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $13.79 per share, which was the closing price of the Company’s common stock on the Effective Date. Pursuant to the Plan and subject to Mr. Foster’s continued employment with the Company through each such date, 25% of the shares subject to the option are scheduled to vest on the first anniversary of the Effective Date and 1/48th of the total shares subject to the option are scheduled to vest each month thereafter such that 100% of the shares shall be vested on the fourth anniversary of the Effective Date.

The Company will enter into its standard form of Indemnification Agreement with Mr. Foster. Mr. Foster will also be eligible to participate in any employee benefit plans or programs generally available to senior executives of the Company, including health insurance and 401(k) plan participation.

There are no arrangements or understandings between Mr. Foster and any other persons pursuant to which he was appointed as the Chief Financial Officer of the Company. There are no family relationships between Mr. Foster and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Foster pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement between the Company and Craig Foster, effective March 4, 2013

99.1	Press release dated February 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2013	Ubiquiti Networks, Inc.

	By:	/s/ Jessica Zhou
	Name:	Jessica Zhou
	Title:	General Counsel and Vice President of Legal Affairs

EXHIBIT INDEX

Exhibit	Description

10.1	Executive Employment Agreement between the Company and Craig Foster, effective March 4, 2013

99.1	Press release dated February 28, 2013

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